Exhibit8




                ATLANTA o HONG KONG o LONDON o NORFOLK o RICHMOND
                TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP
                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000

                                December 13, 2002




Gulf Power Company
One Energy Place
Pensacola, Florida 32520-0100

         Re:  Gulf Power Capital Trust IV Trust Preferred Securities

Ladies and Gentlemen:

         We have acted as counsel to Gulf Power Company in connection with the issuance by Gulf Power Capital Trust IV (the "Trust") of 40,000 Flexible Trust Preferred Securities (the "Preferred Securities"). In that connection, reference is made to (i) the registration statement under the Securities Act of 1933, as amended (the "Act"), of Gulf Power Company, the Trust and Gulf Power Capital Trust IV on Form S-3 (Registration Nos. 333-59942, 333-59942-01 and 333-59942-02) filed with the Securities and Exchange Commission (the "Commission") on May 1, 2001, and declared effective by the Commission on June 1, 2001( the "Registration Statement"), (ii) the prospectus of the Company and the Trust dated June 1, 2001 (the "Prospectus") included in the Registration Statement and (iii) the prospectus supplement dated December 5, 2002 (the "Final Supplemented Prospectus") relating to the Preferred Securities. Capitalized terms not otherwise defined herein shall have the meaning specified in the Prospectus and the Final Supplemented Prospectus.

         We have examined the Prospectus, the Final Supplemented Prospectus and such other documents, corporate records and information as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that the Preferred Securities will be issued in accordance with the operative documents described in the Prospectus and the Final Supplemented Prospectus.

         Based on the foregoing, we are of the opinion that the statements of law and legal conclusions contained in the Final Supplemented Prospectus set forth under the caption "Certain Federal Income Tax Consequences" are correct in all material respects.

December 13, 2002
Page 2

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                Very truly yours,



                                                TROUTMAN SANDERS LLP